SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2010

NORTH PENN BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	000-52839	26-0261305
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

216 Adams Avenue, Scranton, Pennsylvania 18503
(Address of principal executive offices) (Zip Code)

(570) 344-6113
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Definitive Material Agreement.

On December 14, 2010, North Penn Bancorp, Inc. (“North Penn”), the parent company of North Penn Bank, and Norwood Financial Corp. (“Norwood Financial”), the parent company of Wayne Bank, entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which North Penn will merge with and into Norwood Financial. Concurrent with the merger, it is expected that North Penn Bank will merge with and into Wayne Bank.

Under the terms of the Merger Agreement, each outstanding share of North Penn common stock will be converted into either the right to receive $19.12 in cash or 0.6829 shares of Norwood Financial common stock. In addition, the elections of North Penn stockholders will be subject to the requirement that $12,194,000 of the merger consideration (which includes amounts paid in cancellation of existing stock options) be paid in cash and that the remainder be paid in Norwood common stock. All North Penn stock options, whether or not vested, will be canceled at the effective time of the merger in exchange for a cash payment equal to the difference between $19.12 and the exercise price of the stock option.

The transaction is subject to termination by North Penn if the price of Norwood Financial common stock both declines by 20% during a defined measurement period and underperforms the Nasdaq Bank Index by 20% during that same period, unless Norwood Financial increases the exchange ratio for the stock portion of the merger consideration as set forth in the merger agreement.

The senior management of Wayne Bank will remain the same following the merger. At the closing of the merger, Norwood Financial and Wayne Bank will each expand the size of its board by one member and appoint one member of the North Penn board of directors to its board.

The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval by the shareholders of North Penn.  The merger is currently expected to be completed in the second quarter of 2011.

Each of the directors and executive officers of North Penn have agreed to vote their shares in favor of the approval of the Merger Agreement at the shareholders meeting to be held to vote on the proposed transaction. If the merger is not consummated under certain circumstances, North Penn has agreed to pay Norwood Financial a termination fee of $1,125,000.

The Merger Agreement also contains usual and customary representations and warranties that Norwood Financial and North Penn made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between Norwood Financial and North Penn, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between Norwood Financial and North Penn rather than establishing matters as facts.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

Norwood Financial will be filing a registration statement containing a proxy statement/prospectus and other documents regarding the proposed transaction with the SEC. North Penn shareholders are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information about Norwood Financial and North Penn and the proposed transaction. When available, copies of this proxy statement/prospectus will be mailed to North Penn shareholders. Copies of the proxy statement/prospectus may be obtained free of charge at the SEC’s web site at http://www.sec.gov, or by directing a request to Norwood Financial Corp., 717 Main Street, Honesdale, Pennsylvania 18431, or to North Penn Bancorp, Inc., 216 Adams Avenue, Scranton, PA 18503. Copies of other documents filed by Norwood Financial and North Penn with the SEC may also be obtained free of charge at the SEC’s web site or by directing a request to Norwood Financial or North Penn at the address provided above.

North Penn and its directors, executive officers and certain other members of management and employees may be soliciting proxies from their shareholders in favor of the proposed transaction. Information regarding such persons who may, under the rules of the SEC, be considered to be participants in the solicitation of North Penn’s shareholders in connection with the proposed transaction is set forth in North Penn’s proxy statement filed with the SEC in connection with North Penn’s annual meeting of shareholders held on May 25, 2010. Additional information will be set forth in the proxy statement/prospectus when it is filed with the SEC.

A copy of the press release announcing the execution of the Merger Agreement is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2010, and in connection with the execution of the Merger Agreement, North Penn and North Penn Bank entered into addenda to the existing employment agreements of Fred Hickman, President and Chief Executive Officer of North Penn and North Penn Bank, Thomas A. Byrne, Senior Vice President of North Penn and North Penn Bank, and Thomas J. Dziak, Executive Vice President of North Penn and North Penn Bank.  North Penn Bank and Mr. Hickman also entered into an addendum to his Amended and Restated Supplement Executive Retirement Agreement.

The addendum to Mr. Hickman’s employment agreement (i) provides that, notwithstanding anything in the employment agreement to the contrary, the maximum severance payment to be made to Mr. Hickman under the employment agreement will be $597,344, (ii) prohibits him from increasing the value of his severance payment by exercising stock options prior to the end of 2010, and (iii) requires a full release from all obligations and claims upon termination of employment.

The addendum to Mr. Hickman’s Supplemental Executive Retirement Agreement provides that Section 2.5 of that agreement, which provides for a specified retirement benefit if he is terminated following a change in control of North Penn Bank, shall be null and void and without effect.  The addendum also provides that if Mr. Hickman remains employed until the closing of the merger and receives a severance payment under Section 5 of his employment agreement, he will be entitled to receive the Voluntary Early Termination Benefit under Section 2.2 of the agreement and not the Involuntary Early  Termination Benefit under Section 2.3 of the agreement.

The addendum to Mr. Byrne’s employment agreement (i) provides for a payment of $50,000 if he is employed by Norwood Financial one month following the merger and another $30,000 if he is employed by Norwood Financial 12 months following the merger, (ii) provides for a period of non-competition that expires the later of one year after the merger or three months after termination of employment, and (iii) prevents him from increasing the value of the severance payment that would due to him if he is terminated following a change in control of North Penn by exercising stock options prior to the end of 2010.

The addendum to Mr. Dziak’s employment agreement (i) provides for a period of non-competition that expires the later of four months after the merger or three months after termination of employment, (ii) prevents him from increasing the value of his severance payment that would due to him if he is terminated following a change in control of North Penn by exercising stock options prior to the end of 2010, and (iii) requires a full release from all obligations and claims upon termination of employment.

Item 9.01.  Financial Statements and Exhibits.

d.	Exhibits

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated December 14, 2010, by and among Norwood Financial Corp., Wayne Bank, North Penn Bancorp, Inc. and North Penn Bank.  The schedules and certain exhibits have been omitted from the Agreement as filed with the SEC.  The omitted information is considered immaterial from an investor’s perspective.  North Penn Bancorp, Inc. will furnish to the SEC supplementally a copy of any omitted schedules or exhibit upon request from the SEC.

10.1	Addendum to the Amended and Restated Employment Agreement between North Penn Bancorp, Inc., North Penn Bank and Frederick L. Hickman

10.2	Addendum to the Amended and Restated Employment Agreement between North Penn Bancorp, Inc., North Penn Bank and Thomas J. Dziak

10.3	Addendum to the Amended and Restated Employment Agreement between North Penn Bancorp, Inc., North Penn Bank and Thomas A. Byrne

10.4	Addendum to the Amended and Restated Supplemental Executive Retirement Agreement dated March 23, 2010 between North Penn Bank and Frederick L. Hickman

99.1	Press release dated December 15, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 16, 2010	By:	/s/ Frederick L. Hickman
Frederick L. Hickman
President and Chief Executive Officer